UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

4808 F Ave.

Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 29, 2006, the Board of Directors of Little Sioux Corn Processors, LLC, acting as general partner of LSCP, LLLP, issued a press release and is holding a press conference at 2:00 p.m. in Akron, Iowa announcing its acquisition of a real estate option on a site near Akron, Iowa for its planned a 100-million gallon per year ethanol plant.

A copy of the press release announcing the acquisition of the site option and describing the board’s plans to develop the site and plant was made available on the Registrant’s website on June 29, 2006 and is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995:

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Registrant’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Registrant’s ability to control or predict. The Registrant disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No	Description

99.1	Press Release dated June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: June 29, 2006	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer